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                                                                    Exhibit 23.4


Deloitte Touche Tohmatsu
Au. Presidente Wilson 231-22(degree)                                Deloitte
20030-021 - Rio de Janeiro - RJ                                     Touche
Brasil                                                              Tohmatsu

Telefone: (21) 524-1281
Fac-simile: (21) 220-3876
www.deloitte.com.br



Consent of Independent Public Accountants


As Independent Public Accountants, we hereby consent to the use in this Registration Statement on Form F-3 of Companhia Vale do Rio Doce of our report dated January 19, 2001, relating to the financial statements of Vale do Rio Doce Aluminio S.A.-ALUVALE for the years ended December 31, 2000 and 1999 which appear in such Registration Statement.


/s/ DELOITTE TOUCHE TOHMATSU
Independent Auditors

Rio de Janeiro, Brazil, 2002




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Deloitte Touche Tohmatsu
Au. Presidente Wilson 231-22(degree)                                Deloitte
20030-024 - Rio de Janeiro - RJ                                     Touche
Brasil                                                              Tohmatsu

Telefone: (21) 524-1281
Fac-simile: (21) 220-3876
www.deloitte.com.br



Consent of Independent Public Accountants


As Independent Public Accountants, we hereby consent to the use in this Registration Statement on Form F-3 of Companhia Vale do Rio Doce of our report dated January 20, 2000, relating to the financial statements of Vale do Rio Doce Aluminio S.A.-ALUVALE for the years ended December 31, 1999 and 1998 which appear in such Registration Statement.


/s/ DELOITTE TOUCHE TOHMATSU
Independent Auditors

Rio de Janeiro, Brazil, 2002